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                                                                       EXHIBIT 5

                                 April 29, 1996


Board of Directors
Danaher Corporation
1250 24th Street, N.W.
Washington, D.C.  20037

Gentlemen:

          We are acting as counsel to Steven M. Rales and Mitchell P. Rales (the Selling Stockholders), in connection with a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission by Danaher Corporation, a Delaware corporation (the "Company") relating to the proposed public offering by the Selling Stockholders of 2,000,000 shares of the Company's common stock, par value $.01 per share, (the "Shares"). This opinion letter is furnished to you at the request of the Selling Stockholders to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.  An executed copy of the Registration Statement.

          2. The Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on April 25, 1996 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          4. Resolutions of the Board of Directors of the Company relating to the original issuance of the Shares, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.
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Board of Directors
Danaher Corporation
April 29, 1996
Page 2


          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the accuracy, completeness and authenticity of the foregoing certifications (of public officials, governmental agencies and departments and corporate officers) and statements of fact, on which we are relying, and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Based upon, subject to and limited by the foregoing, we are of the opinion that, assuming receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors relating to the original issuance of the Shares, the Shares are validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion letter as Exhibit 5.01 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                    Very truly yours,



                                    HOGAN & HARTSON L.L.P.